Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273934
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 22, 2023)

15,625,000 Shares of Class A Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to certain purchasers 15,625,000 shares of our Class A common stock, par value $0.0001 per share at a purchase price of $3.20 per share directly to institutional investors.
Our Class A common stock is listed on The Nasdaq Global Market under the symbol “QSI.” On January 2, 2025, the last reported sale price of our common stock on The Nasdaq Global Market was $4.26 per share.
Holders of our Class A common stock are entitled to one vote per share while holders of our Class B common stock are entitled to 20 votes per share, and all such holders vote together as a single class except as otherwise required by applicable law. The beneficial owner of 100% of our Class B common stock is Jonathan M. Rothberg, Ph.D, a member of our board of directors. We currently are a “controlled company” within the meaning of the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”).
We have engaged A.G.P./Alliance Global Partners (the “placement agent”) as our sole placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the fees set forth in the table below which assumes that we sell all of the securities offered by the prospectus supplement and the accompanying base prospectus. We will bear all costs associated with this offering. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$3.20	$50,000,000
Placement agent fees(1)	$0.192	$3,000,000
Proceeds to Quantum-Si Incorporated before expenses	$3.008	$47,000,000

(1)
We have agreed to pay the placement agent a cash placement commission equal to 6.0% of the aggregate proceeds from the sale of the shares of Class A common stock sold in this offering from sales arranged for by the placement agent. See the section titled “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding the compensation to be received by the placement agent.

Delivery of the securities in this offering is expected to be made on or about January 6, 2025, subject to satisfaction of certain closing conditions.
Sole Placement Agent
A.G.P.
The date of this prospectus supplement is January 3, 2025.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus dated August 22, 2023 form a part of a registration statement on Form S-3 (File No. 333-273934) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process or continuous offering. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings any securities described in the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the placement agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
As used in this prospectus, unless the context indicates or otherwise requires, “our Company,” “the Company,” “Quantum-Si,” “we,” “us,” and “our” refer to Quantum-Si Incorporated and its consolidated subsidiaries.
All trademarks, trade names and service marks included in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:
•	our discretion as to the use of proceeds from this offering;
•	the impact of international conflicts, pandemics or epidemics on our business;
•	the ability to maintain the listing of our Class A common stock on Nasdaq;
•	changes in applicable laws or regulations;
•	our ability to raise financing in the future;
•	the success, cost and timing of our product development activities;
•	the commercialization and adoption of our existing products, including the Platinum® protein sequencing instrument, and the success of any product we may offer in the future;
•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;
•	our ability to identify, in-license or acquire additional technology;
•	our ability to maintain our existing lease, license, manufacture and supply agreements;
•
our ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products and services, and our ability to serve those markets once commercialized, either alone or in partnership with others;
•	our estimates regarding future expenses, future revenue, capital requirements and needs for additional financing;
•	our financial performance;
•	our expectations regarding the period during which we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act;
•	the exemptions from certain corporate governance requirements that we qualify for, and rely on, due to the fact that we are a “controlled company” within the meaning of the Nasdaq rules; and
•	those other risk factors described in this prospectus supplement and our reports filed with the SEC and incorporated by reference into this prospectus supplement.
You should refer to the section titled “Risk Factors” of this prospectus and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.
You should read this prospectus supplement, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Overview
We are an innovative life sciences company with the mission of transforming single-molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome, the set of proteins expressed within a cell. We have developed a proprietary universal single-molecule detection platform that we are first applying to proteomics to enable Next-Generation Protein SequencingTM (“NGPS”), the ability to sequence proteins in a massively parallel fashion (rather than sequentially, one at a time), that can be used for the study of nucleic acids. We believe that with the ability to sequence proteins in a massively parallel fashion and offer a simplified workflow with a faster turnaround time, NGPS has the potential to unlock significant biological information through improved resolution and unbiased access to the proteome at a speed and scale that is not available today. Traditionally, proteomic workflows to sequence proteins required days or weeks to complete. Our platform is designed to offer a single-day workflow including both sample preparation and sequencing. Our platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum®.NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with our instruments. We intend to follow a systematic, phased approach to continue to successfully launch our platform, for research use only. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a massive proteomics opportunity, which allows for a massively parallel solution at the ultimate level of sensitivity —single-molecule detection.
We believe that our platform offers a differentiated end-to-end workflow solution in a rapidly evolving proteomics tools market. Within our initial focus market of proteomics, our workflow is designed to provide users a seamless opportunity to gain key insights into the immediate state of biological pathways and cell state. Our platform aims to address many of the key challenges and bottlenecks with legacy proteomic solutions, such as mass spectrometry, which are complicated and often limited by manual sample preparation workflows, high instrument costs both in terms of acquisition and ownership and complexity with data analysis, which together prevent broad adoption. We believe our platform, which is designed to streamline sample preparation, sequencing, and data analysis at a lower instrument cost than legacy proteomic solutions, could allow our product to have wide utility across the study of the proteome. For example, our platform could be used for biomarker discovery and disease detection, pathway analysis, immune response, and vaccine development, among other applications.
In 2021, we introduced our Platinum® early access program to sites with participation from leading academic centers and key industry partners. The early access program introduced the Platinum® single-molecule sequencing system to key opinion leaders across the globe for both expansion and development of applications and workflows. We began a controlled launch of the Platinum® instrument and started to take orders in December 2022, and subsequently began limited commercial shipments of Platinum® in January 2023.
Corporate History and Information
We were originally incorporated as a Delaware corporation under the name HighCape Capital Acquisition LLC (“HighCape”). On June 10, 2021, we completed a business combination (the “Business Combination”) with Quantum-Si Incorporated, a Delaware corporation incorporated in the State of Delaware in 2013, and changed our name to “Quantum-Si Incorporated.”
Quantum-Si’s principal executive offices are located at 29 Business Park Drive, Branford, Connecticut 06405, and its telephone number is (866) 688-7374.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Controlled Company Exemption
Dr. Rothberg controls over 50% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements.
Implications of being a smaller reporting company
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Class A common stock offered by us:
15,625,000 shares of our Class A common stock.
Class A common stock to be outstanding Immediately after this offering:
161,826,002 shares of our Class A common stock.
Offering Price Per Share of Class A
common stock:
$3.20 per share.
Use of Proceeds:
We intend to use the net proceeds from this offering, if any, for our future product development objectives, including our ProteusTM platform, general commercialization, manufacturing development of our products, research and development, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. See “Use of Proceeds” on page S-12 of this prospectus supplement.
Voting Rights:
We have two classes of shares outstanding: Class A common stock and Class B common stock, par value $0.0001 per share. The rights of the holders of Class A common stock and Class B common stock are generally identical, except with respect to voting and conversion. See “Conversion Rights” for more detail on conversion rights.
The Class A common stock has one vote per share, and the Class B common stock has 20 votes per share. See “Description of Shares-Class B Common Stock-Voting Rights” in the accompanying base prospectus.
Conversion Rights:
The Class A common stock is not convertible into any other class of shares, while the Class B common stock is convertible into Class A common stock on a one-to-one basis at the option of the holder and automatically upon the occurrence of certain events. See “Description of Shares—Class B Common Stock—Optional Conversion” and “—Mandatory Conversion” in the accompanying base prospectus.
Risk Factors:
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in shares of our Class A common stock.
Nasdaq symbol:
Our Class A Common Stock and Public Warrants are listed on the Nasdaq under the symbols “QSI” and “QSIAW,” respectively.
The number of shares of our Class A common stock that will be outstanding immediately after this offering as shown above is based on 146,201,002 shares outstanding as of September 30, 2024, after giving pro forma effect to 23,425,650 shares of our Class A common stock sold subsequent to September 30, 2024 under our “at-the-market” equity offering program, and excludes as of September 30, 2024:
•	13,204,915 shares of Class A common stock reserved for future issuance under our 2021 Equity Incentive Plan;
•	2,268,867 shares of Class A common stock reserved for future issuance under our 2023 Inducement Equity Incentive Plan;

•
22,156,173 shares of Class A common stock reserved and issuable upon the exercise of options to purchase our Class A common stock that were outstanding as of September 30, 2024, with a weighted average exercise price of $2.64 per share, 7,449,922 shares of Class A common stock reserved and issuable upon vesting of restricted stock units outstanding as of September 30, 2024 and 3,780,000 shares of Class A common stock reserved and issuable upon vesting of performance stock options outstanding as of September 30, 2024;

•
3,833,319 Public Warrants and 135,000 Private Warrants to purchase shares of Class A common stock issuable upon the exercise of such warrants. See “Description of Shares—Warrants” in the accompanying prospectus; and

•	19,937,500 shares of Class A common stock reserved and issuable upon conversion of our Class B common stock. See “Description of Shares—Class B Common Stock” in the accompanying prospectus.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding stock options or settlement of unvested restricted stock units described above and no exercise of outstanding warrants described above.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our Class A common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.
Risks Related to This Offering and Our Class A Common Stock
The price of our Class A common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Class A common stock owned by you at times or at prices you find attractive.
The trading price of our Class A common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since our Class A common stock began trading on the The Nasdaq Global Market, our stock has traded at prices as low as $0.70 per share and as high as $25.00 per share through January 3, 2025. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our Class A common stock. Among the factors that could affect our stock price are:
•	the timing and amount of expenditures that we may incur to develop, commercialize or acquire additional products and technologies or for other purposes, such as the expansion of our facilities;
•	changes in governmental funding of life sciences research and development or changes that impact budgets or budget cycles;
•	actual or anticipated quarterly fluctuations in our operating results and financial condition;
•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;
•	failure to meet analysts’ revenue or earnings estimates;
•	seasonal spending patterns of our customers;
•	the timing of when we recognize any revenues;
•	future accounting pronouncements or changes in our accounting policies;
•	the outcome of any future litigation or governmental investigations involving us, our industry or both;
•	higher than anticipated service, replacement and warranty costs;
•
the impact of past or future epidemics or pandemics on the economy, investment in life sciences and research industries, our business operations, and resources and operations of our suppliers, distributors and potential customers; and

•	general industry, economic and market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.
The cumulative effects of the factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.
This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If we are unable to realize our objectives associated with commercializing our products, or if our operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if any guidance we provide is below the expectations of analysts or investors, it could cause the market price of our Class A common stock to decline.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Quantum-Si.
If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
Investors purchasing shares of our Class A common stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing shares of our Class A common stock included in this offering will incur immediate dilution of $1.59 per share, representing the difference between the offering price of $3.20 per share and our pro forma as adjusted net tangible book value per share as of September 30, 2024. To the extent outstanding options or warrants to purchase our Class A common stock are exercised and to the extent that we issue shares of our Class A common stock following the closing of this offering, new investors may incur further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section entitled “Dilution” on page S-14 of this prospectus supplement.
Because we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our Class A common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our Class A common stock will provide a return to shareholders.
We may incur significant costs from class action litigation due to share volatility.
Our share price may fluctuate for many reasons, including as a result of public announcements regarding the progress of our development efforts or the development efforts of our collaborators and/or competitors, the addition or departure of our key personnel, variations in our quarterly operating results and changes in market valuations of pharmaceutical and biotechnology companies. Holders of shares which have experienced significant price and trading volatility have occasionally brought securities class action litigation against the companies that issued the shares. If any of our shareholders were to bring a lawsuit of this type against us, even if the lawsuit is without merit, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management, which could harm our business.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our Class A common stock.
We are not restricted from issuing additional Class A common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock. The issuance of any additional shares of Class A common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive Class A common stock or the conversion or exercise of such securities could be substantially dilutive to holders of our Class A common stock. Holders of our shares of Class A common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series of our equity securities. Moreover, certain holders of shares of our common stock or securities convertible into, or exercisable for, shares of our common stock, have rights, subject to certain conditions, to require us to file registration statements covering such securities, or to include these securities in registration statements that we may file for ourselves or other stockholders. We cannot predict or estimate the amount, timing or nature of any such requests from holders of registration rights or when any sales by such stockholders may occur.
The market price of our Class A common stock could decline as a result of this offering as well as sales of shares of our Class A common stock made after this offering by us or stockholders with registration rights, or the perception that such sales could occur. Because our decision to issue securities in any future offering, or decisions by holders of registration rights to sell shares in any future offerings, will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our Class A common stock and/or diluting their stock holdings in us. In addition, after giving effect to the issuance of Class A common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, the issuance of such shares in this offering will have a dilutive effect on our expected earnings per share.
The Class A common stock is equity and is subordinate to preferred stock.
Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series, without any action on the part of holders of our Class A common stock. Holders of our Class A common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. For more information, see “Description of Shares” in the accompanying prospectus.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.
The trading market for our Class A common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If too few securities or industry analysts cover our company, the trading price for our Class A common stock would likely be negatively impacted. If one or more of the analysts who cover us downgrade our Class A common stock or publish research about our business that is unfavorable or based on stale projections or other information or otherwise inaccurate, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A common stock could decrease, which might cause our share price and trading volume to decline.
Because we are a “controlled company” within the meaning of the Nasdaq rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
So long as more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards. Dr. Rothberg currently controls over 50% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards and are not subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a compensation committee comprised solely of independent directors; and (iii) director nominees selected, or recommended for our board of director’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Dr. Rothberg may have his interest in the Company diluted due to future equity issuances or his own actions in selling shares of our Class B common stock, in each case, which could result in a loss of the “controlled company” exemption under the Nasdaq listing rules. We would then be required to comply with those provisions of the Nasdaq listing requirements.
Provisions in our charter documents and Delaware law could discourage, delay, or prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our Class A common stock.
Provisions of the Delaware General Corporation Law, our certificate of incorporation, and our amended and restated bylaws could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control and could limit the price that investors are willing to pay in the future for shares of our Class A common stock.
Our certificate of incorporation authorizes our board of directors to issue new series of preferred stock without stockholder approval. For more information, see “Description of Shares” in the accompanying prospectus. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your shares of Class A common stock could be negatively affected. The ability of our board of directors to issue new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.
Our stock price may decline if our financial performance does not meet the guidance we have provided to the public, estimates published by research analysts or other investor expectations.
The guidance we provide as to our expected revenue is only an estimate of what we believe is realizable at the time we give such guidance. It is difficult to predict our revenue and our actual results may vary materially from our guidance. We may not meet our financial guidance or other investor expectations for other reasons, including those arising from the risks and uncertainties described in this prospectus supplement and in our other public filings and public statements. We have announced that it is likely that we will not achieve our full year guided revenue range for the year ending December 31, 2024. Furthermore, research analysts publish estimates of our future revenue and earnings based on their own analysis. The revenue guidance we provide may be one factor they consider when determining their estimates.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of shares of our Class A common stock in this offering will be approximately $46.7 million, after deducting placement agent fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for our future product development objectives, including our ProteusTM platform, general commercialization, manufacturing development of our products, research and development, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our R&D programs and the development and commercialization of our products and services, and any unforeseen delays or cash needs and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue these planned trials and activities or other development activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected.
Pending their use, we plan to invest the net proceeds from this offering, if any, in short- and intermediate-term, interest- bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2024 as follows:
•	on an actual basis;
•
on a pro forma basis giving effect to the sale and issuance of 23,425,650 shares of our Class A common stock sold subsequent to September 30, 2024 under our “at-the-market” equity offering program (the “Q4 ATM Sales”), after deducting commissions and offering expenses payable by us; and

•
on a pro forma as adjusted basis to reflect: (i) the adjustments set forth above, and (ii) the issuance and sale of 15,625,000 shares of our Class A common stock in this offering at the offering price of $3.20 per share, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this information in conjunction with our consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, each as incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2024
(In thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted
		(Unaudited)
Cash and cash equivalents and marketable securities	$196,344	$231,165	$277,865
Debt, less current portion	10,592	10,592	10,592
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized, 122,775,352 shares issued and outstanding, actual; 146,201,002 shares issued and outstanding, pro forma; 161,826,002 shares issued and outstanding, pro forma as adjusted	12	15	16
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized; 19,937,500 shares issued and outstanding	2	2	2
Additional paid-in capital	773,873	808,692	855,390
Accumulated other comprehensive income	153	153	153
Accumulated deficit	(563,520)	(563,520)	(563,520)
Total stockholder’s equity	210,520	245,341	292,041
Total capitalization	$221,112	$255,933	$302,633

Except as otherwise indicated, the foregoing calculations exclude the following shares of common stock as of September 30, 2024:
•	13,204,915 shares of Class A common stock reserved for future issuance under our 2021 Equity Incentive Plan;
•	2,268,867 shares of Class A common stock reserved for future issuance under our 2023 Inducement Equity Incentive Plan;
•
22,156,173 shares of Class A common stock reserved and issuable upon the exercise of options to purchase our Class A common stock that were outstanding as of September 30, 2024, with a weighted average exercise price of $2.64 per share, 7,449,922 shares of Class A common stock reserved and issuable upon vesting of restricted stock units outstanding as of September 30, 2024 and 3,780,000 shares of Class A common stock reserved and issuable upon vesting of performance stock options outstanding as of September 30, 2024;

•
3,833,319 Public Warrants and 135,000 Private Warrants to purchase shares of Class A common stock issuable upon the exercise of such warrants. See “Description of Shares—Warrants” in the accompanying prospectus; and

•	19,937,500 shares of Class A common stock reserved and issuable upon conversion of our Class B common stock. See “Description of Shares—Class B Common Stock” in the accompanying prospectus.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share in this offering and the as adjusted net tangible book value per share immediately after this offering.
As of September 30, 2024, our historical net tangible book value was approximately $210.5 million, or $1.48 per share. Historical net tangible book value per share is equal to the amount of our total tangible assets less our total liabilities, divided by 142,712,852, the combined number of Class A common stock and Class B common stock outstanding as of September 30, 2024.
After giving effect to (i) the sale and issuance of 23,425,650 shares of our Class A common stock sold subsequent to September 30, 2024 in the Q4 ATM Sales, after deducting commissions and offering expenses paid by us and (ii) our sale of 15,625,000 shares of our Class A common stock in this offering at the public offering price of $3.20 per share, and after deducting placement agent fees and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $292.0 million, or $1.61 per share. This represents an immediate increase in net tangible book value of $0.13 per share to existing stockholders and an immediate dilution in net tangible book value of $1.59 per share to new investors purchasing shares of our Class A common stock in this offering.

Offering price per share of Class A common stock		$3.20
Historical net tangible book value per share as of September 30, 2024	$1.48
Increase in net tangible book value per share attributable to the Q4 ATM Sales	$0.00
Increase in net tangible book value per share attributable to the offering	$0.13
Pro forma as adjusted net tangible book value per share, after the Q4 ATM Sales and this offering		$1.61
Dilution per share to new investors		$1.59

The foregoing calculations exclude the following shares of common stock as of September 30, 2024:
•	13,204,915 shares of Class A common stock reserved for future issuance under our 2021 Equity Incentive Plan;
•	2,268,867 shares of Class A common stock reserved for future issuance under our 2023 Inducement Equity Incentive Plan;
•
22,156,173 shares of Class A common stock reserved and issuable upon the exercise of options to purchase our Class A common stock that were outstanding as of September 30, 2024, with a weighted average exercise price of $2.64 per share, 7,449,922 shares of Class A common stock reserved and issuable upon vesting of restricted stock units outstanding as of September 30, 2024 and 3,780,000 shares of Class A common stock reserved and issuable upon vesting of performance stock options outstanding as of September 30, 2024; and

•
3,833,319 Public Warrants and 135,000 Private Warrants to purchase shares of Class A common stock issuable upon the exercise of such warrants. See “Description of Shares—Warrants” in the accompanying prospectus.

Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referred to above, no vesting and settlement of the outstanding restricted stock units referred to above. To the extent any outstanding options or warrants to purchase our common stock are exercised or any outstanding restricted stock units or restricted stock units that we may grant in the future vest, or we issue additional shares of common stock, new investors will experience further dilution.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

PLAN OF DISTRIBUTION
We have engaged A.G.P./Alliance Global Partners to act as our sole placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors pursuant to the terms of the securities purchase agreement. We may not sell the entire amount of securities offered pursuant to this prospectus supplement.
We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 6, 2025, subject to satisfaction of customary closing conditions.
Fees and Expenses
The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$3.20	$50,000,000
Placement agent fees(1)	$0.192	$3,000,000
Proceeds to Quantum-Si Incorporated before expenses	$3.008	$47,000,000

(1)	We have agreed to pay the placement agent in connection with this offering a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering.
We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $0.3 million.
Lock-up Agreements
Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending sixty (60) days after the date of this prospectus supplement, without first obtaining the written consent of the purchaser party to the securities purchase agreement. Specifically, these individuals have agreed, in part, not to:
•
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

•
enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our common stock, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securites;
•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or
•	other arrangement relating to any of our securities.
Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Certain Restrictions on Future Offerings
We have agreed, for a period of forty five (45) days following the closing of this offering, not to (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of shares of our Class A common stock or securities convertible into or exercisable or exchangeable for such shares, or (ii) file any registration statement or amendment or supplement thereto, other than this prospectus supplement, or filing a registration statement on Form S-8 in connection with any employee benefit plan or amendment or supplement to any existing registration statement solely for the purpose of revising any required disclosure.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification
We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.
Nasdaq Listing
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “QSI”. On January 2, 2025, the last reported sale price of our common stock on The Nasdaq Global Market was $4.26 per share.
Other Relationships
From time to time, the placement agent or its affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS
DLA Piper LLP (US), San Diego, California will pass upon the validity of the securities offered in this prospectus with respect to the Class A common stock on behalf of Quantum-Si Incorporated. A.G.P./Alliance Global Partners is being represented in this offering by Thompson Hine LLP, New York, New York.
EXPERTS
The financial statements of Quantum-Si Incorporated as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to Quantum-Si Incorporated’s annual report on Form 10-K for the year ended December 31, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.
This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.
We also maintain a website at http://www.quantum-si.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement. The contents of our website and the SEC’s website are not part of this prospectus supplement or the accompanying prospectus, and the references to our website and the SEC’s website do not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. We incorporate by reference the following documents that have been filed with the SEC (other than information that has been “furnished” but not “filed” under the Exchange Act, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on May 9, 2024, August 7, 2024 and November 12, 2024, respectively;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2024 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•
our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 5, 2024, March 11, 2024, March 21, 2024, May 17, 2024, May 24, 2024, May 30, 2024, June 7, 2024, August 27, 2024, November 8, 2024 (as amended on November 12, 2024), November 22, 2024, December 9, 2024 and December 11, 2024;

•
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39486) filed on September 2, 2020, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Quantum-Si Incorporated
29 Business Park Drive
Branford, Connecticut 06405
Attn: Jeffry Keyes
Telephone: (866) 688-7374

You may also access these documents on our website, http://www.quantum-si.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
Quantum-Si Incorporated
$150,000,000
CLASS A COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of one or more offerings, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A common stock or preferred stock upon conversion of or exchange for the debt securities; Class A common stock upon conversion of or exchange for preferred stock; or Class A common stock, preferred stock or debt securities upon the exercise of warrants or rights; or any combination of these securities.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our Class A common stock and warrants to purchase Class A common stock are listed on The Nasdaq Global Market under the symbol “QSI” and “QSIAW,” respectively. On August 9, 2023, the last reported sale price of our Class A common stock was $2.32 per share and the last reported sale price of our warrants to purchase Class A common stock was $0.33 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page 4 of this prospectus and any similar section contained in any prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 22, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Quantum-Si,” “QSI,” “the Company,” “we,” “us,” “our” and similar terms refer to Quantum-Si Incorporated and our subsidiaries.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Quantum-Si Incorporated
We are an innovative life sciences company with the mission of transforming single-molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome, the set of proteins expressed within a cell. We have developed a proprietary universal single-molecule detection platform that we are first applying to proteomics to enable Next-Generation Protein Sequencing (“NGPS”), the ability to sequence proteins in a massively parallel fashion (rather than sequentially, one at a time), that can be used for the study of nucleic acids. We believe that with the ability to sequence proteins in a massively parallel fashion and offer a simplified workflow with a faster turnaround time, NGPS has the potential to unlock significant biological information through improved resolution and unbiased access to the proteome at a speed and scale that is not available today. Traditionally, proteomic workflows to sequence proteins required days or weeks to complete. Our platform is designed to offer a single-day workflow including both sample preparation and sequencing. Our platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with our instruments. We intend to follow a systematic, phased approach to continue to successfully launch our platform, for research use only. We believe we are the first company to successfully enable NGPS on a semiconductor chip, thus digitizing a massive proteomics opportunity, which allows for a massively parallel solution at the ultimate level of sensitivity —single-molecule detection.
We believe that our platform offers a differentiated end-to-end workflow solution in a rapidly evolving proteomics tools market. Within our initial focus market of proteomics, our workflow is designed to provide users a seamless opportunity to gain key insights into the immediate state of biological pathways and cell state. Our platform aims to address many of the key challenges and bottlenecks with legacy proteomic solutions, such as mass spectrometry), which are complicated and often limited by manual sample preparation workflows, high instrument costs both in terms of acquisition and ownership and complexity with data analysis, which together prevent broad adoption. We believe our platform, which is designed to streamline sample preparation, sequencing, and data analysis at a lower instrument cost than legacy proteomic solutions, could allow our product to have wide utility across the study of the proteome. For example, our platform could be used for biomarker discovery and disease detection, pathway analysis, immune response, and vaccine development, among other applications.
In 2021, we introduced our Platinum early access program to sites with participation from leading academic centers and key industry partners. The early access program introduced the Platinum single-molecule sequencing system to key opinion leaders across the globe, for both expansion and development of applications and workflows. We launched the PlatinumTM protein sequencing instrument and started to take orders in December 2022. We began commercial shipments of the Platinum™ protein sequencing instrument in January 2023.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 29 of this prospectus.
Our Corporate Information
We were originally incorporated as a Delaware corporation under the name HighCape Capital Acquisition LLC (“HighCape”). On June 10, 2021, we completed a business combination (the “Business Combination”) with Quantum-Si Incorporated, a Delaware corporation incorporated in the State of Delaware in 2013, and changed our name to “Quantum-Si Incorporated.”

Quantum-Si’s principal executive offices are located at 29 Business Park Drive, Branford, Connecticut 06405, and its telephone number is (866) 688-7374.
We maintain a website at www.quantum-si.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
Offerings Under This Prospectus
Under this prospectus, we may offer shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total aggregate offering price of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any; and
•	conversion or exercise prices, if any.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.
This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risks and uncertainties and all of the other information, documents or reports included or incorporated by reference in this prospectus and any applicable prospectus supplement, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus or the applicable prospectus supplement. If any of the risks set forth in such “Risk Factors” disclosures actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our securities offered by this prospectus could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this prospectus and the information incorporated by reference herein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements may include, among other things, statements about:
•	the potential attributes and benefits of our commercialized Platinum™ protein sequencing instrument and our other products once commercialized;
•	the success, cost and timing of our product development activities;
•	the commercialization and adoption of our existing products and the success of any product we may offer in the future;
•	our manufacturing capabilities;
•	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;
•	the ability to maintain the listing of our Class A common stock on The Nasdaq Stock Market LLC (“Nasdaq”);
•	our ongoing leadership transition;
•	our ability to identify, in-license or acquire additional technology;
•	our ability to maintain our existing license agreements and manufacturing arrangements;
•
our ability to compete with other companies currently marketing or engaged in the development of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than us;

•	the size and growth potential of the markets for our products, and the ability of each product to serve those markets once commercialized, either alone or in partnership with others;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our financial performance;
•	changes in applicable laws or regulations;
•	our ability to raise financing in the future;
•	our potential restructuring activities;
•	the impact of the COVID-19 pandemic on our business; and
•	other factors detailed under the section titled “Risk Factors.”
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the information incorporated by reference herein, particularly the “Risk Factors” sections of this prospectus and of our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as any other reports we file from time to time with the SEC that are incorporated by reference in this prospectus or accompanying prospectus supplement that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.
You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus, if any, for our commercial activities, including commercialization, manufacturing development and regulatory clearance of our products, research and development, and for other general corporate purposes, including for working capital, capital expenditures and general and administrative expenses. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) to underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on Nasdaq. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Class A common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARES
The following is a brief description of the material provisions of our shares. Our shares of Class A common stock are the only class of our securities registered pursuant to Section 12 of the Exchange Act. The following description of our shares does not purport to be complete and is subject to and qualified in its entirety by our Second Amended and Restated Certificate of Incorporation, as amended by that certain Certificate of Amendment, dated May 12, 2023 (our “Charter”), our Amended and Restated Bylaws (our “Bylaws”), the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We encourage you to read our Charter and the applicable provisions of Delaware law for more information.
Authorizes and Outstanding Shares
Our Charter authorizes the issuance of up to 628,000,000 shares, consisting of:
•	600,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”);
•	27,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”); and
•	1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”).
As of June 30, 2023, we had (i) 121,633,613 shares of Class A common stock outstanding and approximately 86 shareholders of record, and (ii) 19,937,500 shares of Class B common stock outstanding, all of which are held by our Chairman, Jonathan M. Rothberg, Ph.D., and his affiliates.
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held), together with each holder of Class B common stock, if and when any dividend is declared by the Board out of funds legally available therefore, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Rights upon Liquidation, Dissolution and Winding-Up
On the liquidation, dissolution, distribution of assets or winding up of Quantum-Si, each holder of Class A common stock, together with each holder of Class B common stock, will be entitled, pro rata on a per share basis, to all assets of Quantum-Si of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Quantum-Si then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Other Matters
Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock
Voting Rights
Holders of Class B common stock will be entitled to cast 20 votes per share of Class B common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably (based on the number of shares of Class B common stock held), together with each holder of Class A common stock, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.
Optional Conversion
Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to Quantum-Si.
Mandatory Conversion
Holders of Class B common stock will have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:
Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.
Upon the first date on which Dr. Rothberg, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by Dr. Rothberg and permitted transferees of Class B common stock as of the effective time of the merger.
Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.
Rights upon Liquidation, Dissolution and Winding-Up
On the liquidation, dissolution, distribution of assets or winding up of Quantum-Si, each holder of Class B common stock, together with each holder of Class A common stock, will be entitled, pro rata on a per share basis, to all assets of Quantum-Si of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Quantum-Si then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Preferred Stock
Our Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of Quantum-Si’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock currently outstanding.
The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the dividend or liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Warrants
Public Warrants and Private Placement Warrants
As of June 30, 2023, there were an aggregate of 3,833,319 outstanding public warrants issued in connection with the initial public offering of our predecessor company (the “Public Warrants”), which entitle the holder to acquire Class A common stock. Each whole Public Warrant entitles the registered holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below. A holder may exercise its Public Warrant only for a whole number of shares of Class A common stock. This means only a whole Public Warrant may be exercised at a given time by a warrant holder. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire on June 10, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
As of June 30, 2023, there were 135,000 private placement warrants (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”) originally issued in a private placement in connection with the initial public offering of our predecessor company outstanding. The Private Placement Warrants are not redeemable by us for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers of the Private Placement Warrants, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described in this paragraph, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including that they may be redeemed for shares of Class A common stock. If the Private Placement Warrants are held by holders other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act, covering the issuance of the shares of Class A common issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to us satisfying our obligations described below with respect to registration. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
Redemptions
We may call the Public Warrants for redemption for cash:
•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Public Warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Public Warrant holders.

If and when the Warrants become redeemable by the Company, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise
If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the Warrants, multiplied by the excess of the “fair market value” of the Class A common stock (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to the Company if we do not need the cash from the exercise of the Warrants. If we call the Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with the Business Combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding share of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the warrant value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then outstanding Private Placement Warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the Warrant holder.
Exclusive Forum
Our Charter provides that, to the fullest extent permitted by law, unless Quantum-Si otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Quantum-Si, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of Quantum-Si, (3) any action asserting a claim against Quantum-Si arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the Charter or Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act and the provisions of our Charter described above will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.
Certain Anti-Takeover Provisions of the Charter, the Bylaws and Certain Provisions of Delaware Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where Quantum-Si is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock. Quantum-Si believes that the benefits of increased protection give Quantum-Si the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Quantum-Si and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Quantum-Si by means of a proxy contest, tender offer, merger, or otherwise.
Dual Class Stock
The Charter provides for a dual class common stock structure which provides Dr. Rothberg, through his ownership of our Class B common stock, with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Quantum-Si or its assets.
Blank Check Preferred Stock
The Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of

Quantum-Si or its stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
In this regard, the Charter grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of Quantum-Si.
Number of Directors
The Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time solely pursuant to a resolution adopted by the Board; provided, however, that until the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Quantum-Si that would be entitled to vote for the election of directors at an annual meeting of stockholders, the number of directors may not exceed nine (9) unless approved by the holders of a majority in voting power of the shares of capital stock of Quantum-Si that would then be entitled to vote in the election of directors at an annual meeting or by written consent.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Quantum-Si with certain information. Generally, to be timely, a stockholder’s notice must be delivered to, or mailed and received at Quantum-Si’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to determine whether a proposal to the meeting was properly brought and to adopt rules and regulations for the conduct of meetings, except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Quantum-Si.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of Quantum-Si preferred stock, any action required or permitted to be taken by the stockholders of Quantum-Si must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Quantum-Si that would then be entitled to vote for the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken by written consent if such written consent is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.
Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that it may be amended by Quantum-Si in the manners provided therein or prescribed by statute. The Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal any provision of the Charter, or adopt any provision of the Charter inconsistent therewith.

If any of the Class B common stock shares are outstanding, in addition to any vote required by Delaware law, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class, is required to amend the Charter (1) in a manner that changes any of the voting, conversion, dividend or liquidation provisions of the shares of Class B common stock, (2) to provide for each share of Class A common stock or any preferred stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided by the Charter or required by the DGCL, or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B common stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A common stock.
If any shares of Class A common stock are outstanding, Quantum-Si will not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A common stock so as to affect them adversely; or (2) to provide for each share of Class B common stock to have more than twenty (20) votes per share or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided by the Charter or required by the DGCL.
The Charter also provides that the Board will have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Charter. The stockholders of Quantum-Si are prohibited from adopting, amending, altering, or repealing the Bylaws, or to adopt any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Charter, by (i) prior to the date on which the issued and outstanding shares of Class B common stock represent less than 50% of the total voting power of the then outstanding shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the holders of a majority in voting power of the shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, and (ii) on and after such date, the holders of two-thirds (2/3rds) of the voting power of the shares of our capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

(4)
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Quantum-Si’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since Quantum-Si has not opted out of Section 203 of the DGCL, it will apply to Quantum-Si. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Quantum-Si for a three-year period. This provision may encourage companies interested in acquiring Quantum-Si to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of Quantum-Si or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that Quantum-Si shall indemnify and advance expenses to Quantum-Si’s directors and officers to the fullest extent authorized by the DGCL. Quantum-Si also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Quantum-Si directors, officers, and certain employees for some liabilities. Quantum-Si believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Quantum-Si and its stockholders. In addition, your investment may be adversely affected to the extent Quantum-Si pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
Corporate Opportunities
The Charter provides for the renouncement by Quantum-Si of any interest or expectancy of Quantum-Si in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Quantum-Si who is not an employee of Quantum-Si or any of its subsidiaries, unless such matter, transaction, or interest is presented to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Quantum-Si expressly and solely in that director’s capacity as a director of Quantum-Si.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Quantum-Si’s stockholders will have appraisal rights in connection with a merger or consolidation of Quantum-Si. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of Quantum-Si’s stockholders may bring an action in Quantum-Si’s name to procure a judgment in Quantum-Si’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Quantum-Si’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar
The transfer agent for Quantum-Si capital stock is Continental Stock Transfer & Trust Company.
Stock Exchange Listing
Quantum-Si’s Class A common stock and warrants to purchase Class A common stock are listed for trading on Nasdaq under the symbol “QSI” and “QSIAW,” respectively.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
The debt securities (“Debt Securities”) will be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities, if any, each a Subsidiary Guarantor, if applicable, and a trustee to be determined, the Trustee. Senior Debt Securities will be issued under a senior indenture (“Senior Indenture”) and Subordinated Debt Securities will be issued under a subordinated indenture (“Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.
The Indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. The following summaries of material provisions of the Debt Securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
The Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither Indenture limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that the specific terms of the Debt Securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the Debt Securities:
•	the title of the Debt Securities;
•	the aggregate principal amount and any limit on the aggregate principal amount of the Debt Securities;
•	the currency or units based on or relating to currencies in which Debt Securities are denominated and the currency or units in which principal or interest or both will or may be payable;
•	whether we will issue the series of Debt Securities in global form, the terms of any global securities and who the depositary will be;
•	whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	whether the Indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion on any material or special U.S. federal income tax considerations applicable to Debt Securities;
•	the denominations in which we will issue Debt Securities, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;
•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;
•
the interest rate, which may be fixed or variable, or the method for determining the rate and date interest will begin to accrue, that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;
•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;
•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;
•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;
•	whether the Debt Securities are defeasible;
•	any addition to or change in the events of default;
•
whether the Debt Securities are convertible into our Class A common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities;
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the Debt Securities; and
•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, or original issue discount securities (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which Debt Securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Class A common stock or our other securities that the holders of the series of Debt Securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The Indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the Debt Securities, as appropriate, satisfactory in form to the debenture trustee.
Unless we state otherwise in the applicable prospectus supplement, the Debt Securities will not contain any provisions that may afford holders of the Debt Securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of Debt Securities.

Events of Default Under the Indenture
The following are events of default under the Indentures with respect to any series of Debt Securities that we may issue:
•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant set forth in the Debt Securities of such series or the applicable Indentures, other than a covenant specifically relating to and for the benefit of holders of another series of Debt Securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.
No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under any applicable Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all Debt Securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to Debt Securities of any series, the holders of a majority in principal amount of the outstanding Debt Securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities) default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the applicable Indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of Debt Securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the Debt Securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and
•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will only have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities. We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable Indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable Indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the Indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of Debt Securities of any series issued pursuant to such Indenture.
In addition, under the Indentures, the rights of holders of a series of Debt Securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:
•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the Debt Securities of such series represented at such meeting) may on behalf of the holders of all Debt Securities of that series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all the Debt Securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•	register the transfer or exchange of Debt Securities of the series;
•	replace stolen, lost or mutilated Debt Securities of the series;

•	duly and punctually pay or cause to be paid amounts owing with respect to the Debt Securities;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange or in the applicable Indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.
If we elect to redeem the Debt Securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the debenture trustee under such Indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any Debt Securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any Debt Securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated Debt Securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The Indentures do not limit the amount of indebtedness we may incur. The Indentures also do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase our Class A common stock, preferred stock and/or Debt Securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;
•	if applicable, the exercise price for our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
•	if applicable, the exercise price for our Debt Securities, the amount of Debt Securities to be received upon exercise, and a description of that series of Debt Securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the Class A common stock, preferred stock and/or Debt Securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants may be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
General
We may issue rights to our shareholders to purchase our Class A common stock, our preferred stock or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, Debt Securities, preferred stock, Class A common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.
We will provide in a prospectus supplement the following terms of the rights being issued:
•	the date of determining the shareholders entitled to the rights distribution;
•	the aggregate number of shares of Class A common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether shareholders are entitled to oversubscription rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.
Each right will entitle the holder of rights to purchase for cash the principal amount of Class A common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Class A common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Rights Agent
The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units consisting of our Class A common stock, our preferred stock one or more Debt Securities, warrants or rights for the purchase of Class A common stock, preferred stock and/or Debt Securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any Class A common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Quantum-Si Incorporated as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus by reference to Quantum-Si Incorporated’s annual report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We also maintain a website at www.quantum-si.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 11, 2023 and August 7, 2023, respectively;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 29, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);

•	our Current Reports on Form 8-K, filed with the SEC on January 30, 2023, March 2, 2023, March 15, 2023, May 2, 2023, May 16, 2023, May 22, 2023, June 7, 2023, June 21, 2023 and July 20, 2023;
•
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-39486) filed on September 2, 2020, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Quantum-Si Incorporated
29 Business Park Drive
Branford, Connecticut 06405
Attn: Jeffry Keyes
Telephone: (866) 688-7374
You may also access these documents on our website, http://www.quantum-si.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

15,625,000 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent
A.G.P.
January 3, 2025